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                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY

                                  EXHIBIT 21.1

                            REGISTRANT'S SUBSIDIARIES

         The following table sets forth, at June 30, 2000, the Registrant's subsidiaries and their respective incorporation jurisdictions. The Registrant, or a subsidiary of the Registrant, owns 100% of the voting securities of each of the subsidiaries listed below.

SUBSIDIARIES                                                                     STATE OF INCORPORATION
------------                                                                     ----------------------

Continucare Home Health of Florida, Inc.                                                Florida

Continucare Managed Care, Inc.                                                          Florida

Continucare Medical Management, Inc.                                                    Florida

Continucare Payment Corporation                                                         Florida

Maxicare, Inc.                                                                          Delaware

Maxicare Select, Inc.                                                                   Florida

Sunset Harbor Home Health, Inc.                                                         Florida
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